UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

___________________________

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2024, CNS Pharmaceuticals, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with institutional investors (collectively, the “Investors”) for the sale by the Company of 336,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, and pre-funded warrants to purchase 30,000 shares of common stock in lieu thereof (the “Pre-Funded Warrants”) in a registered direct offering (the “Offering”). In a concurrent private placement (the “Private Placement”), the Company also sold to the Investors unregistered warrants to purchase up to an aggregate of 366,000 shares of common stock (the “Common Warrants”). The combined purchase price of one share of common stock (or pre-funded warrant in lieu thereof) and accompanying Common Warrant is $3.75. The closing of the Offering and Private Placement is subject to customary closing conditions and is expected to occur on June 17, 2024 (the “Closing Date”).

Subject to certain ownership limitations, each of the Common Warrants is immediately exercisable, will have an exercise price of $3.62 per share, and expire five years from the date of issuance. The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the Common Warrants. The holder of a Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value (as defined in the Common Warrants) of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

Subject to certain ownership limitations, each Pre-Funded Warrant is exercisable into one share of common stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof). In lieu of making the cash payment otherwise contemplated to be made upon exercise of the Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the Pre-Funded Warrant. The holder of a Pre-Funded Warrant is prohibited from exercising of such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise.

The gross proceeds to the Company from the offering are expected to be approximately $1.37 million, before deducting the financial advisor fees and other estimated offering expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Common Warrants. The Company intends to use the net proceeds from the Offering and Private Placement for working capital and for general corporate purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 15 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Closing Date, subject to certain exceptions.

The Offering of the Shares and Pre-Funded Warrants was made pursuant to a shelf registration statement on Form S-3 (File No. 333-279285) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on May 9, 2024, and declared effective on May 17, 2024. The Common Warrants to be issued in the Private Placement and the shares issuable upon exercise of the Common Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws.

On June 14, 2024, the Company entered into a financial advisory agreement with A.G.P./Alliance Global Partners (the “AGP”) (the “Advisory Agreement”), pursuant to which the Company has agreed to pay AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering and Private Placement. The Company also agreed to reimburse AGP for up to $80,000 in legal fees and expenses.

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The representations, warranties and covenants contained in the Purchase Agreement and Advisory Agreement were made solely for the benefit of the parties to the Purchase Agreement and Advisory Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Advisory Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Advisory Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Advisory Agreement, the Pre-Funded Warrant and the Common Warrant are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Private Placement, the Common Warrants and the shares issuable upon exercise of the Common Warrants is incorporated by reference herein.

Item 8.01.	Other Events

On June 14, 2024, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
10.1	Form of Securities Purchase Agreement
10.2	Financial Advisory Agreement between CNS Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners
99.1	Press release dated June 14, 2024
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

	By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: June 14, 2024

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